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                                                                    Exhibit 10.1

For Immediate Release

Contact: Kenneth K. Rieth, CEO
         Peter C. Canepa, CFO
         Riviera Tool Company, 616.698.2100

Riviera Tool Selects BDO Seidman, LLP

As New Independent Auditor

GRAND RAPIDS, Michigan, Feb. 14, 2006 - Riviera Tool Co. (AMEX: RTC) today reported its Board of Directors appointed BDO Seidman, LLP as the Company's new independent registered public accounting firm.

The Grand Rapids, Mich. designer and manufacturer of stamping die systems former auditing firm, Deloitte & Touche LLP, resigned January 13, 2005. Riviera and Deloitte agreed that the resignation was not the result of any disagreement between the Company and Deloitte & Touche, LLP on matters of accounting principles, practices, financial statement disclosure, auditing scope or procedures.

ABOUT RIVIERA TOOL

Riviera Tool Co. (www.rivieratool.com) designs, develops and manufactures large-scale, custom metal stamping die systems used in the high-speed production of sheet metal parts and assemblies for the global automotive industry. A majority of Riviera's sales are to BMW, Nissan, DaimlerChrysler, General Motors Corp., Ford Motor Co. and their Tier One suppliers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities laws. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological.

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